SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CURTISS-WRIGHT CL B

                    GABELLI INTERNATIONAL LTD
                                 6/24/02            6,100            72.4000
                    GAMCO INVESTORS, INC.
                                 7/01/02            3,000            75.7400
                                 6/25/02            4,000            72.7500
                                 6/25/02            6,000            72.7108
                                 6/25/02            3,000            73.0000
                                 6/24/02            6,000            72.9957
                                 6/24/02           10,000            72.6750
                                 5/28/02              800            70.7500
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                 6/26/02            3,000            74.7500
                         GABELLI ASSET FUND
                                 7/01/02           20,000            75.1263


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.